Exhibit 99.2
Ellington Credit Company Prices Offering of Unsecured Notes
OLD GREENWICH, Conn., March 25, 2026—Ellington Credit Company (NYSE: EARN) (the “Fund”) today announced the pricing of an underwritten public offering of $50 million aggregate principal amount of 8.50% notes due 2031 (the “2031 Notes”). The 2031 Notes will mature on March 30, 2031, and may be redeemed in whole or in part at the Fund’s option on or after March 30, 2028.
The 2031 Notes have been rated ‘BBB’ by Egan-Jones Ratings Company, an independent rating agency unaffiliated with the Fund. The Fund has granted the underwriters a 30-day option to purchase up to an additional $7.5 million aggregate principal amount of 2031 Notes at the same price and on the same terms and conditions to cover over allotments, if any. The Fund expects to use the net proceeds from the offering for general corporate purposes, including (i) funding purchases of additional assets in accordance with the Fund’s investment objectives and strategies, and (ii) repaying short-term borrowings under reverse repurchase agreements, which the Fund uses to finance many of its investments.
The offering is expected to close on March 30, 2026, subject to customary closing conditions. The Fund intends to list the 2031 Notes on the New York Stock Exchange under the symbol “ELLA”.
Piper Sandler & Co. is acting as the lead book-running manager for the offering. Lucid Capital Markets LLC and A.G.P./Alliance Global Partners are acting as joint book-running managers and B. Riley Securities, Inc., Clear Street LLC and Muriel Siebert & Co., LLC are acting as lead managers for this offering.
Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The preliminary prospectus dated March 23, 2026, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about the Fund and should be read carefully before investing. The information in the preliminary prospectus and this press release is not complete and may be changed. The preliminary prospectus and this press release are not offers to sell these securities and are not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.
A registration statement relating to these securities is on file with and has been declared effective by the SEC. The offering may be made only by means of a prospectus, a copy of which may be obtained by writing Piper Sandler & Co. at 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, by sending an e-mail to: FSG-dcm@psc.com; Lucid Capital Markets, LLC at 570 Lexington Ave., 40th Floor, New York, NY 10022, by sending an e-mail to: prospectus@lucid.com; or A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, by sending email to prospectus@allianceg.com; a copy may also be obtained for free by visiting EDGAR on the SEC’s website at http://www.sec.gov.
Egan-Jones Ratings Company is a nationally recognized statistical rating organization (NRSRO). A security rating is not a recommendation to buy, sell or hold securities, and any such rating may be subject to revision or withdrawal at any time by the applicable rating agency.
About Ellington Credit Company
Ellington Credit Company (the "Fund") is a non-diversified closed-end fund that seeks to provide attractive current yields and risk-adjusted total returns by investing primarily in corporate collateralized loan obligations ("CLOs"), with a focus on mezzanine debt and equity tranches. The Fund is externally managed and advised by an affiliate of Ellington Management Group, L.L.C., a leading fixed-income investment manager founded in 1994. The Fund benefits from Ellington’s extensive experience and deep expertise in portfolio management, credit analysis, and risk management.
Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the prospectus and the Fund’s other filings with the SEC. The Fund undertakes no duty to update any forward-looking statement made herein, whether as a result of new information, future events, or otherwise. All forward-looking statements speak only as of the date of this press release.

Contacts

Investors:
Ellington Credit Company

Investor Relations
(203) 409-3773
info@ellingtoncredit.com
or
Media:
Amanda Shpiner/Grace Cartwright
Gasthalter & Co.
for Ellington Credit Company
(212) 257-4170
Ellington@gasthalter.com